Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction
On April 10, 2025, Driven Brands, Inc. (“DBI”), a wholly owned subsidiary of Driven Brands Holdings Inc. (the “Company”) and certain other wholly owned subsidiaries of the Company (the “Sellers” and, together with DBI, the “Seller Parties”) completed the previously announced sale of all of the outstanding equity interests of Boing US Holdco, Inc., a wholly owned subsidiary of the Company that owns and operates the Company’s U.S. car wash business (the “Business”) to Express Wash Operations, LLC dba Whistle Express Car Wash (the “Purchaser”), for an aggregate purchase price of $385 million, which consisted of approximately $255 million paid in cash and a $130 million interest-bearing seller note, subject to certain adjustments pursuant to the purchase agreement (the “Transaction”).
The sale of the Business is considered a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the Unaudited Pro Forma Condensed Consolidated Financial Statements in accordance with Article 11 of Regulation S-X.
The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 28, 2024, December 30, 2023, and December 31, 2022 give effect to this divestiture as if it had occurred on December 26, 2021. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to this divestiture as if it had occurred on December 28, 2024, the date of the Company’s most recently filed balance sheet. The unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from the Company’s historical consolidated financial statements and give effect to the Transaction.
The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the year ended December 28, 2024 filed with the SEC on February 26, 2025.
On February 24, 2025, the Seller Parties entered into an agreement to sell the Company’s U.S. car wash business to the Purchaser. Beginning in the first quarter of 2025, upon the filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 28, 2025, the criteria for discontinued operations were met, and the Company will present the Transaction as a discontinued operation. The Company believes that the adjustments included within the Discontinued Operations column of the Unaudited Pro Forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations under GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Quarterly Report on Form 10-Q for the three month period ending March 28, 2025.
The Unaudited Pro Forma Condensed Consolidated Financial Statements is presented based on assumptions, adjustments, and currently available information described in the accompanying notes and is intended for informational purposes only. Unaudited Pro Forma Condensed Consolidated Financial Statements is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the Transaction been completed on the dates assumed. In addition, it is not necessarily indicative of the Company’s future results of operations or financial condition.
For additional information regarding the impact of the Transaction on our historical financial statements, please see the financial supplement posted to the Company’s Investor Relations website (investors.drivenbrands.com) on March 12, 2025.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of December 28, 2024
(in thousands, except per share amounts)	Historical (as reported)	Discontinued Operations (Note 1)	Transaction Accounting Adjustments (Note 2)	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$169,954	$(20,381)	$3,740	B	$153,313
Restricted cash	358	—	—		$358
Accounts and notes receivable, net	179,609	(431)	—		$179,178
Inventory	67,527	(988)	—		$66,539
Prepaid and other assets	42,271	(4,475)	—		$37,796
Income tax receivable	13,706	587	16,889	F	$31,182
Assets held for sale	134,297	(61,231)	—		$73,066
Advertising fund assets, restricted	49,716	—	—		$49,716
Total current assets	657,438	(86,919)	20,629		591,148
Other assets	125,422	—	—		$125,422
Notes receivable, net	—	—	130,000	C	$130,000
Property and equipment, net	1,024,168	(322,973)	—		$701,195
Operating lease right-of-use assets	1,370,355	(835,086)	—		$535,269
Deferred commissions	7,246	—	—		$7,246
Intangibles, net	665,896	—	—		$665,896
Goodwill	1,403,056	—	—		$1,403,056
Deferred tax assets	8,206	—	—		$8,206
Total assets	$5,261,787	$(1,244,978)	$150,629		$4,167,438
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$95,260	$(9,417)	$—		$85,843
Accrued expenses and other liabilities	253,880	(65,819)	(327)	E	$187,734
Income tax payable	6,860	—	—		$6,860
Current portion of long-term debt	33,189	(955)	—		$32,234
Income tax receivable liability	22,676	—	—		$22,676
Advertising fund liabilities	22,030	—	—		$22,030
Total current liabilities	433,895	(76,191)	(327)		357,377
Long-term debt	2,660,355	(4,047)	(240,000)	B	$2,416,308
Deferred tax liabilities	87,485	102,093	(84,617)	F	$104,961
Operating lease liabilities	1,303,033	(793,798)	—		$509,235
Income tax receivable liability	110,935	—	—		$110,935
Deferred revenue	31,314	—	—		$31,314
Long-term accrued expenses and other liabilities	27,436	(7,314)	—		$20,122
Total liabilities	4,654,453	(779,257)	(324,944)		3,550,252
Commitments and contingencies					$—
Preferred Stock $0.01 par value	—	—	—		$—
Common stock, $0.01 par value	1,638	—	—		$1,638
Additional paid-in capital	1,699,851	(473,313)	—		$1,226,538
Accumulated deficit	(1,002,583)	7,592	475,573	G	$(519,418)
Accumulated other comprehensive loss	(91,572)	—	—		$(91,572)
Total Equity	607,334	(465,721)	475,573		617,186
Total liabilities and equity	$5,261,787	$(1,244,978)	$150,629		$4,167,438
The accompanying notes are an integral part of these unaudited consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the Year Ended December 28, 2024
(in thousands, except per share amounts)	Historical (as reported)	Discontinued Operations (Note 1)	Transaction Accounting Adjustments (Note 2)	Notes	Pro Forma
Net revenue:
Franchise royalties and fees	$188,634	$—	$—		188,634
Company-operated store sales	1,544,932	(362,800)	—		1,182,132
Independently-operated store sales	212,396	—	—		212,396
Advertising contributions	101,316	—	—		101,316
Supply and other revenue	292,310	(180)	—		292,130
Total net revenue	2,339,588	(362,980)	—		1,976,608
Operating Expenses:
Company-operated store expenses	993,090	(283,423)	—		709,667
Independently-operated store expenses	121,325	—	—		121,325
Advertising expenses	101,617	—	—		101,617
Supply and other expenses	139,658	(35)	—		139,623
Selling, general, and administrative expenses	554,775	(60,648)	—		494,127
Depreciation and amortization	180,112	(48,110)	—		132,002
Asset impairment charges and lease terminations	389,242	(338,043)	—		51,199
Total operating expenses	2,479,819	(730,259)	—		1,749,560
Operating (loss) income	(140,231)	367,279	—		227,048
Other expenses, net:
Interest expense, net	156,964	—	(37,900)	C, D	119,064
Foreign currency transaction loss (gain), net	20,239	—	—		20,239
Loss on debt extinguishment	205	—	—		205
Other expense, net	177,408	—	(37,900)		139,508
(Loss) income before taxes	(317,639)	367,279	37,900		87,540
Income tax (benefit) expense	(25,143)	94,758	9,467	F	79,082
Net (loss) income	$(292,496)	$272,521	$28,433		$8,458
Net loss attributable to non-controlling interest	—	—	—		—
Net (loss) income attributable to Driven Brands Holdings Inc.	$(292,496)	$272,521	$28,433	B	$8,458

(Loss) earnings per share:
Basic	$(1.79)				$0.05
Diluted	$(1.82)				$0.05
Weighted average shares outstanding
Basic	160,319				160,319
Diluted	160,319				161,210

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the Year Ended December 30, 2023
(in thousands, except per share amounts)	Historical (as reported)	Discontinued Operations (Note 1)	Transaction Accounting Adjustments (Note 2)	Notes		Pro Forma
Net revenue:
Franchise royalties and fees	$190,367	$—	$—			190,367
Company-operated store sales	1,526,353	(378,518)	—			1,147,835
Independently-operated store sales	196,395	—	—			196,395
Advertising contributions	98,850	—	—			98,850
Supply and other revenue	292,064	(23)	—			292,041
Total net revenue	2,304,029	(378,541)	—			1,925,488
Operating Expenses:
Company-operated store expenses	1,004,472	(283,468)	—			721,004
Independently-operated store expenses	109,078	—	—			109,078
Advertising expenses	97,290	—	—			97,290
Supply and other expenses	158,436	(88)	—			158,348
Selling, general, and administrative expenses	462,117	(65,552)	—			396,565
Depreciation and amortization	175,296	(46,554)	—			128,742
Goodwill impairment	850,970	(850,970)	—			—
Asset impairment charges and lease terminations	132,903	(10,017)	—			122,886
Total operating expenses	2,990,562	(1,256,649)	—			1,733,913
Operating (loss) income	(686,533)	878,108	—			191,575
Other expenses, net:
Interest expense, net	164,196	(120)	—			164,076
Foreign currency transaction loss (gain), net	(3,078)	(86)	—			(3,164)
Other expense, net	161,118	(206)	—			160,912
(Loss) income before taxes	(847,651)	878,314	—			30,663
Income tax (benefit) expense	(102,689)	167,758	—			65,069
Net (loss) income	$(744,962)	$710,556	$—			$(34,406)
Net loss attributable to non-controlling interest	—	—	—			—
Net (loss) income attributable to Driven Brands Holdings Inc.	$(744,962)	$710,556	$—		$—	$(34,406)

(Loss) earnings per share:
Basic	$(4.50)					$(0.21)
Diluted	$(4.53)					$(0.21)
Weighted average shares outstanding
Basic	161,917					161,917
Diluted	161,917					161,917

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the Year Ended December 31, 2022
(in thousands, except per share amounts)	Historical (as reported)	Discontinued Operations (Note 1)	Transaction Accounting Adjustments (Note 2)	Notes		Pro Forma
Net revenue:
Franchise royalties and fees	$171,734	$—	$—			171,734
Company-operated store sales	1,324,408	(369,753)	—			954,655
Independently-operated store sales	195,157	—	—			195,157
Advertising contributions	87,750	—	—			87,750
Supply and other revenue	254,145	(103)	—			254,042
Total net revenue	2,033,194	(369,856)	—			1,663,338
Operating Expenses:
Company-operated store expenses	812,262	(233,609)	—			578,653
Independently-operated store expenses	107,940	—	—			107,940
Advertising expenses	87,986	—	—			87,986
Supply and other expenses	145,481	(952)	—			144,529
Selling, general, and administrative expenses	401,660	(19,275)	—			382,385
Depreciation and amortization	147,156	(39,804)	—			107,352
Asset impairment charges and lease terminations	131,105	(125,450)	—			5,655
Total operating expenses	1,833,590	(419,090)	—			1,414,500
Operating (loss) income	199,604	49,234	—			248,838
Other expenses, net:
Interest expense, net	114,096	(282)	—			113,814
Foreign currency transaction loss (gain), net	17,168	—	—			17,168
Other expense, net	131,264	(282)	—			130,982
(Loss) income before taxes	68,340	49,516	—			117,856
Income tax (benefit) expense	25,167	13,864	—			39,031
Net (loss) income	$43,173	$35,652	$—			$78,825
Net loss attributable to non-controlling interest	(15)	—	—			(15)
Net (loss) income attributable to Driven Brands Holdings Inc.	$43,188	$35,652	$—		$—	$78,840

(Loss) earnings per share:
Basic	$0.26					$0.47
Diluted	$0.25					$0.46
Weighted average shares outstanding
Basic	162,762					162,762
Diluted	166,743					166,743

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Notes To Unaudited Pro Forma Condensed Consolidated Financial Statements

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations include the following adjustments:
Note 1- Boing US Holdco, Inc. Discontinued Operations
A.Discontinued Operations in the Unaudited Pro Forma Condensed Consolidated Financial Statements represent the historical financial results directly attributable to Boing US Holdco, Inc. in accordance with Subtopic ASC 205-20 (“ASC 205-20”). It includes assets, liabilities and operating results pertaining to Boing US Holdco, Inc. that were transferred in connection with the sale. It excludes assets, liabilities and operating results of the U.S. car wash business that were retained by the Company, as such balances are not part of the Transaction.
Note 2- Transaction Accounting Adjustments
B.Reflects the estimated remaining net cash proceeds from the sale of Boing US Holdco, offset by $240 million utilized for repayment of the Company's term loan and $7.6 million payment of transaction expenses.
C.Reflects the interest-bearing seller note in the principal amount of $130 million, as well as the recognition of interest income related to the Seller Financing for the year ended December 28, 2024. The Seller Financing bears interest at a rate of 13% per annum for the first year, 15% per annum for the second year and 17% per annum thereafter through maturity (subject to further increases under certain circumstances specified in the Seller Note). Interest is payable quarterly in-kind and added to the principal of the note on a quarterly basis until repayment or maturity. The maturity date of the Seller Note is expected to be 6 years following the closing date of the Transaction, and outstanding principal and accrued and unpaid interest is payable on the maturity date. For purposes of these Unaudited Pro Forma Condensed Consolidated Financial Statements, the fair value of the Seller Financing is assumed to be equal to the stated principal amount of $130 million. The incremental income tax expense on the Seller Financing reflects the applicable historical statutory rates in effect for the periods presented.
D. Reflects the reduction to interest expense resulting from the term loan debt repayment made using estimated cash proceeds received in connection with the Transaction. The interest expense adjustment is based on the historical interest expense associated with the borrowings to be repaid.
Refer to the table below for the individual adjustments comprising the transaction accounting adjustment of $37.9 million, as discussed in notes (C) and (D).

(in thousands)	For the Year Ended December 28, 2024
Additional interest income from seller financing note receivable (C)	$(17,793)
Reduce interest expense from term loan debt repayment (D)	(20,107)
Total interest expense, net pro forma transaction adjustment	$(37,900)

E.Reflects the additional non-recurring costs of approximately $1.2 million to complete the sale of Boing US Holdco, Inc., incurred subsequent to December 28,2024, offset by the reduction of accrued expenses of approximately $1.5 million, resulting from the term loan debt repayment for accrued interest payable. The non-recurring costs primarily relate to legal, advisory, IT and professional fees and are reflected as an increase to accrued expenses and other current liabilities on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 28, 2024. As the Unaudited Pro Forma Condensed Consolidated Financial Statements presents the pro forma results of the Company on a continuing operations basis, these non-recurring costs are not reflected as an incremental adjustment to the Unaudited Pro Forma Condensed Consolidated Statements of Operations. Such costs will be recorded as a component of discontinued operations in accordance with ASC 205-20 in the Company’s future Form 10-Q and Form 10-K filings.
F.Reflects the estimated income tax impact of the transaction accounting adjustments. The adjustment was calculated by applying the statutory income tax rate of 25%, resulting in an adjustment of income tax expense of $9.5 million in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 28, 2024. The adjustment in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 28, 2024 includes the income tax impacts of the Transaction on income tax receivable and deferred tax liability.
G.Reflects the impact on total stockholders’ equity of the adjustments described in notes (B) – (F) above.
Note 3- Earnings Per Share
Basic earnings per share is computed based on the weighted average common shares outstanding. Diluted earnings per share is computed based on the weighted average common shares outstanding, as adjusted for dilutive effects.